Exhibit 31.7

CERTIFICATIONS

I, Rex L. Smith, III, certify that:

1. I have reviewed this Amendment No. 3 to Annual Report on Form 10-K/A for the year ended December 31, 2009 of Community Bankers Trust Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Rex L. Smith, III
Rex L. Smith, III Executive Vice President (principle executive officer)

Date: January 13, 2011